Contacts:
  Patty Kehe
  Dynasil Corporation of America
  Phone: 617.668.6855
  Email: pkehe@dynasil.com

  David Calusdian
  Executive Vice President and Partner
  Sharon Merrill
  617.542.5300
  DYSL@InvestorRelations.com

Dynasil Corporation of America Secures $3 Million Financing from
         Massachusetts Capital Resource Company
   Note Purchase Agreement Satisfies Promissory Notes and
                 Provides $1.1 Million in
                Additional Working Capital

  Watertown, Mass., August 2, 2012   Dynasil Corporation of
  America (NASDAQ: DYSL), a leader in the development and manufacture of detection and analysis technology, today announced that it has completed a $3 million subordinated note financing with Massachusetts Capital Resource Company
  (MCRC) pursuant to a Note Purchase Agreement.

  Dynasil has used the proceeds from the Note Purchase Agreement to repay in full approximately $1.9 million in promissory notes issued in connection with a put right exercised by a former owner of RMD Instruments, LLC, which Dynasil acquired in 2008. The remaining $1.1 million of proceeds will be used for the Company's working capital.

  "Our financing agreement with MCRC is a significant liquidity event for Dynasil," said Peter Sulick, Dynasil's Chairman and Interim CEO and President. "The financing replaced the short term and long term liability associated with the promissory notes with long term fixed-rate debt. This new MCRC debt is interest-only for three years. It also strengthened our balance sheet with an additional $1.1 million of working capital. Completion of the Note Purchase Agreement and payment of the promissory notes has allowed the Company to reclassify approximately $7.6 million of the debt owed under its bank credit agreement as long-term debt, thereby eliminating balance sheet uncertainty associated with the retired promissory notes. In addition, this financing satisfies one of the requirements of our amended bank credit agreement by raising at least $2.0 million in additional debt or equity by September 30, 2012."

  "We are very pleased to have the opportunity to support Dynasil, an innovative and dynamic Massachusetts based
  company," said Suzanne Dwyer, MCRC Vice President.   For more
  than thirty years, MCRC has provided mezzanine capital and long term debtto businesses which have operations in Massachusetts. MCRC takes a long term investment perspective, working with management, entrepreneurs and investors to build growing, profitable companies.

  About Massachusetts Capital Resource Company

  Massachusetts Capital Resource Company is a limited partnership privately owned and funded by Massachusetts-based life insurance companies. MCRC is a source of risk capital for Massachusetts business and invests across the entire range of business development financings, with a particular emphasis on growth capital. MCRC has invested more than $600 million in over 300 companies. More information can be found at http://www.masscapital.com

  About Dynasil

  Dynasil Corporation of America (NASDAQ: DYSL) develops and manufactures detection and analysis technology, precision instruments and optical components for the homeland security, medical and industrial markets. Combining world-class technology with expertise in research and materials science, Dynasil is commercializing products including dual-mode radiation detection solutions for Homeland Security and commercial applications, probes for medical imaging and sensors for non-destructive testing. Dynasil has an impressive and growing portfolio of issued and pending U.S. patents. The Company is based in Watertown, Massachusetts, with additional operations in Mass., Minn., NY, NJ and the United Kingdom. More information about the Company is available at www.dynasil.com.

  Safe Harbor

  This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements regarding future events and our future results are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management. These forward-looking statements may be identified by the use of words such as "may," "could," "expect," "estimate," "anticipate," "continue" or similar terms, though not all forward-looking statements contain such words. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements due to a number of important factors. These factors that could cause actual results to differ from those anticipated or predicted include, without limitation, our ability to develop and commercialize our products, the size and growth of the potential markets for our products and our ability to serve those markets, the rate and degree of market acceptance of any of our products, general economic conditions, costs and availability of raw materials and management information systems, our ability to obtain and maintain intellectual property protection for our products, competition, the loss of key management personnel, litigation, the effect of governmental regulatory developments, the availability of financing sources, our ability to identify and execute on acquisition opportunities and integrate such acquisitions into our business, and seasonality, as well as the uncertainties set forth in the Company's Annual Report on Form 10-K and from time to time in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.